Exhibit 99.1

               THE ASIA TIGERS FUND, INC. AND THE INDIA FUND, INC.
         ANNOUNCE THAT THE INDEPENDENT DIRECTORS HAVE DETERMINED NOT TO
       RENEW INVESTMENT ADVISORY AGREEMENTS WITH ADVANTAGE ADVISERS, INC.
                AND IMPERIAL INVESTMENT ADVISORS PRIVATE LIMITED


     NEW YORK, September 19, 2005 -- The Asia Tigers Fund, Inc. and The India Fund, Inc. (the "Funds") announced today that the independent directors have determined not to renew the Funds' investment advisory agreements with Advantage Advisers, Inc., the current investment adviser to each of the Funds, or the country advisory agreement with Imperial Investment Advisors Private Limited, country adviser to The India Fund, Inc., beyond their December 4, 2005 expiration dates. Advantage Advisers, Inc. and Imperial Investment Advisors Private Limited are affiliates of Oppenheimer & Co. Inc. The independent directors intend to enter into investment advisory and administration arrangements for the Funds with The Blackstone Group. The independent directors anticipate that Punita Kumar-Sinha, the Funds' portfolio manager for the last eight years, will continue as portfolio manager under new arrangements with The Blackstone Group.

     The Asia Tigers Fund, Inc. is a closed-end management investment company that seeks long-term capital appreciation by investing primarily in Asian equity securities and is traded on the New York Stock Exchange under the trading symbol "GRR." The India Fund, Inc. is a closed-end management investment company that seeks long-term capital appreciation by investing primarily in Indian equity securities and is traded on the New York Stock Exchange under the trading symbol "IFN."

     This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can be identified by the use of words such as "may," "will," "expect," "anticipate," "estimate," "believe," "continue" or other similar words. Such forward-looking statements are based on the Funds' current plans and expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Additional information concerning such risks and uncertainties are contained in the Funds' filings with the Securities and Exchange Commission.

Contact:

Questions for the independent directors may be directed to Frank P. Bruno, Esq., of Sidley Austin Brown & Wood LLP, at (212) 839-5540.


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